Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Dean Freeman
Chief Financial Officer

		Telephone:	(978) 688-1811
		Fax:	(978) 688-2976

WATTS WATER TECHNOLOGIES REPORTS SECOND QUARTER RESULTS FOR 2013

North Andover, MA….July 30, 2013.  Watts Water Technologies, Inc. (NYSE: WTS) today announced results for the second quarter ended June 30, 2013.  Net income per diluted share (EPS) for the second quarter of 2013 was $0.53.  Adjusting for special items, second quarter 2013 adjusted EPS was $0.57, compared to second quarter 2012 adjusted EPS of $0.52.  A summary of second quarter financial results is as follows:

	Second Quarter and Year-to-Date Earnings Summary
	Second quarter ended			Six months ended
(In millions, except per share information)	June 30, 2013	July 1, 2012	% Change	June 30, 2013	July 1, 2012	% Change

Sales	$371.3	$367.4	1%	$733.4	$728.6	1%

Net income from continuing operations	18.9	18.2	4%	35.0	33.7	4%

Income from discontinued operations	—	0.3	(100)%	—	0.5	(100)%

Net income	$18.9	$18.5	2%	$35.0	$34.2	2%

Diluted earnings per share from continuing operations	$0.53	0.50	6%	$0.98	0.92	7%

Special items	0.04	0.02		0.08	0.03

Adjusted earnings per share	$0.57	0.52	10%	$1.06	0.95	12%

All financial information and period-to-period references are on a continuing operations basis unless otherwise noted.  Reconciliations to generally accepted accounting principles (GAAP) and non-GAAP reconciliations are provided in the attached financial tables.

Second Quarter Highlights:

•                  Second quarter 2013 sales increased 1% from the second quarter of 2012, evenly split between organic growth and benefits from foreign exchange. Organic sales growth in North America of 3.0% and Asia of 26.2% was substantially offset by a reduction in Europe, Middle East and Africa (EMEA) of 4.5%.

•                  Adjusted 2013 second quarter EPS was $0.57, an increase of $0.05, or 10%, over adjusted EPS for the second quarter of 2012.  Net accretion from share repurchase programs contributed $0.01 to adjusted EPS in the second quarter of 2013.

•                  Adjusted operating margins increased by 0.7 percentage points to 10.1% for the second quarter of 2013 as compared to the second quarter of 2012; operating margins on a GAAP basis increased 0.6 percentage points to 9.6%, as compared to the second quarter of 2012.

•                  The Company repurchased approximately 212.6 thousand shares of Company stock during the second quarter, at a cost of $10 million, as part of the previously announced share repurchase program.

•                  Free cash flow was $4.7 million for the six months ended June 30, 2013, as compared to $14.3 million for the six months ended July 1, 2012; the decrease was primarily driven by an inventory increase and additional capital spending, both related to the Company’s investment in the lead free initiative.

North American sales increased $6.3 million, or 2.9%, to $224.4 million in the second quarter of 2013, compared to $218.1 million for the second quarter of 2012.  This increase was primarily due to an organic sales increase of $6.5 million, or 3.0%, offset partially by unfavorable foreign exchange movements of $0.2 million associated with the weakening of the Canadian dollar against the U.S. dollar.  Sales into the North American wholesale and OEM markets increased organically by 3.9% during the second quarter of 2013 as compared to the same period in 2012, primarily from increased sales in our residential and commercial flow control and HVAC and gas product lines.  Organic sales into the North American DIY home improvement market decreased 0.7% for the second quarter of 2013 as compared to the second quarter of 2012 primarily from decreased sales in our residential and commercial flow control product lines.

EMEA sales decreased $4.2 million or 2.9% to $138.6 million for the second quarter of 2013, compared to $142.8 million for the second quarter of 2012.  This decrease was primarily due to an organic sales decrease of $6.4 million, or (4.5%), partially offset by favorable foreign exchange movements associated with the strengthening of the euro versus the U.S. dollar of $2.2 million.  Organic sales in the EMEA wholesale market were down 1.1% in the quarter, and OEM sales decreased by 7.1% compared to the second quarter of 2012.  EMEA segment sales represented approximately 37.3% and 38.9% of total Company sales in the second quarters of 2013 and 2012, respectively.

Asia sales increased $1.8 million or 27.7% to $8.3 million for the second quarter of 2013, compared to $6.5 million for the second quarter of 2012.  This increase was primarily due to an organic sales increase of $1.7 million, or 26.2%, relating to residential valve and heating products.

Adjusted operating income for the second quarter of 2013 increased by $3.2 million, or 9.3%, to $37.6 million, as compared to the second quarter of 2012.  In North America, adjusted operating margins increased by 1.9 percentage points to 14.1% with revenue growth, favorable product mix and cost controls driving the margin improvement.  EMEA adjusted operating margins decreased by 0.6 percentage points to 8.4% in the second quarter of 2013 as compared to the second quarter of 2012, as the sales volume reduction caused plant absorption issues and the operating expense decrease did not keep pace with the sales decline.  Asia’s adjusted operating margins decreased 3.4 percentage points to 28.9% primarily due to product mix.

During the second quarter of 2013, the Company repurchased $10 million of its shares on the open market as part of the $90 million share repurchase program announced in April.  Shares repurchased totaled 212.6 thousand.  The net accretion effect of all share repurchase programs contributed $0.01 to adjusted EPS during the second quarter of 2013.

Consolidated sales for the first six months of 2013 were $733.4 million, an increase of $4.8 million, or 0.7%, compared to the first six months of 2012.  Organic sales were essentially flat, with growth in North America and Asia being offset by a reduction in EMEA, while foreign exchange contributed to the favorable increase in sales.

Free cash flow for the first six months of 2013 decreased by $9.6 million, to $4.7 million, as compared to the first six months of 2012.  The decrease related primarily to the Company’s ongoing lead free investment.  The Company increased lead free inventories in anticipation of customer transitions to lead free products and invested incremental capital on its lead free foundry.

David J. Coghlan, Chief Executive Officer, commented, “Our organic growth in the North American wholesale and OEM markets was solid during the second quarter due to continued expansion in new residential construction and a stable repair and replace end market.  We made good progress with our lead free initiative, commissioning the new foundry in June.  In EMEA, we saw continued declines in the French and German markets, partially offset by continued growth from export sales into the Middle East, Eastern Europe and our drains business.  Asia’s 26.2% organic sales growth was driven principally by residential plumbing and heating product sales.  As the year continues, EMEA will continue to be challenged by macro-economic issues and we are taking the appropriate costs actions to deal with the expected volume decline.  We expect to see further acceleration of our North America customers’ transitioning to lead free products and continued strong growth in our Asian business.”

In this press release we refer to non-GAAP financial measures (including adjusted operating income, adjusted operating margins, adjusted net income, adjusted earnings per share, free cash flow, net debt to capitalization ratio and the cash conversion rate of free cash flow to net income) and provide a reconciliation of those non-GAAP financial measures to the corresponding financial measures contained in our consolidated financial statements prepared in accordance with GAAP. We believe that these financial measures are appropriate to enhance an overall understanding of our historical financial performance and future prospects. Adjusted operating income, adjusted operating margins, adjusted net income and adjusted earnings per share eliminate certain expenses incurred in the periods presented that relate primarily to our global restructuring programs, a significant customs settlement, acquisition accounting costs, tax adjustments, and other costs and related tax benefits. Management then utilizes these adjusted financial measures to assess the run-rate of the Company’s continuing operations against those of comparable periods without the distortion of those factors.  Free cash flow and the net debt to capitalization ratio, which are adjusted to exclude certain cash inflows and outlays, and include only certain balance sheet accounts from the comparable GAAP measures, are an indication of our performance in cash flow generation and also provide an indication of the Company’s relative balance sheet leverage to other industrial manufacturing companies. The cash conversion rate of free cash flow to net income is also a measure of our performance in cash flow generation. These non-GAAP financial measures are among the primary indicators management uses as a basis for evaluating our cash flow generation and our capitalization structure. In addition, free cash flow is used as a criterion to measure and pay certain compensation-based incentives. For these reasons, management believes these non-GAAP financial measures can be useful to investors, potential investors and others. The Company’s non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial measures prepared in accordance with GAAP.

Watts Water Technologies, Inc. will hold a live web cast of its conference call to discuss second quarter results for 2013 on Wednesday, July 31, 2013, at 9:00 a.m. Eastern Time. This press release and the live web cast can be accessed by visiting the Investor Relations section of the Company’s website at www.wattswater.com. Following the web cast, an archived version of the call will be available at the same address until July 31, 2014.

Watts Water Technologies, Inc., through its subsidiaries, is a world leader in the manufacture of innovative products to control the efficiency, safety, and quality of water within residential, commercial, and institutional applications. Watts’ expertise in a wide variety of water technologies enables Watts to be a comprehensive supplier to the water industry.

This Press Release includes statements that are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements reflect Watts Water Technologies’ current views about future results of operations and other forward-looking information.  In some cases you can identify these statements by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should” and “would” or similar words. You should not rely on forward-looking statements because Watts’ actual results may differ materially from those indicated by these forward-looking statements as a result of a number of important factors.  These factors include, but are not limited to, the following: the effectiveness of our operational excellence initiatives and cost recovery actions; the current economic and financial condition, which can affect levels of housing starts and remodeling, affecting the markets where the Company’s products are sold, manufactured, or marketed; shortages in and pricing of raw materials and supplies; difficulties in converting lead free products; loss of market share through competition; introduction of competing products by other companies; pressure on prices from competitors, suppliers, and/or customers; changes in variable interest rates on Company borrowings; identification and disclosure of material weaknesses in our internal control over financial reporting; failure to expand our markets through acquisitions; failure or delay in developing new products; lack of acceptance of new products; failure to manufacture products that meet required performance and safety standards; foreign exchange rate fluctuations; cyclicality of industries, such as plumbing and heating wholesalers and home improvement retailers, in which the Company markets certain of its products; environmental compliance costs; product liability costs; the results and timing of the Company’s manufacturing restructuring plan; changes in the status of current litigation; and other risks and uncertainties discussed under the heading “Item 1A. Risk Factors” and in Note 14 of the Notes to the Consolidated Financial Statements in the Watts Water Technologies, Inc. Annual Report on Form 10-K for the year ended December 31, 2012 filed with the Securities Exchange Commission and other reports Watts files from time to time with the Securities and Exchange Commission.  Watts does not intend to, and undertakes no duty to, update the information contained in this Press Release, except as required by law.

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in millions, except per share information)

(Unaudited)

	Second Quarter Ended		Six Months Ended
	June 30,	July 1,	June 30,	July 1,
	2013	2012	2013	2012
STATEMENTS OF INCOME

Net sales	$371.3	$367.4	$733.4	$728.6

Net income from continuing operations	$18.9	$18.2	$35.0	$33.7
Income from discontinued operations	—	0.3	—	0.5
Net income	$18.9	$18.5	$35.0	$34.2

DILUTED EARNINGS PER SHARE

Weighted Average Number of Common Shares & Equivalents	35.6	36.6	35.6	36.8

Net income per share
Continuing operations	$0.53	$0.50	$0.98	$0.92
Discontinued operations	—	0.01	—	0.01
Net income	$0.53	$0.51	$0.98	$0.93

Cash dividends per share	$0.13	$0.11	$0.24	$0.22

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amounts in millions, except share information)

(Unaudited)

	June 30,	December 31,
	2013	2012
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$181.9	$271.8
Short-term investment securities	—	2.1
Trade accounts receivable, less allowance for doubtful accounts of $10.4 million at June 30, 2013 and $9.7 million at December 31, 2012	222.5	207.1
Inventories, net:
Raw materials	108.5	111.7
Work in process	21.4	20.5
Finished goods	177.0	158.5
Total Inventories	306.9	290.7
Prepaid expenses and other assets	26.9	22.7
Deferred income taxes	21.6	21.6
Total Current Assets	759.8	816.0
PROPERTY, PLANT AND EQUIPMENT:
Property, plant and equipment	524.2	515.0
Accumulated depreciation	(302.5)	(291.4)
Property, plant and equipment, net	221.7	223.6

OTHER ASSETS:
Goodwill	503.4	508.2
Intangible assets, net	137.7	146.6
Deferred income taxes	3.9	4.8
Other, net	9.3	9.8
TOTAL ASSETS	$1,635.8	$1,709.0

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$130.7	$131.6
Accrued expenses and other liabilities	115.8	116.8
Accrued compensation and benefits	41.7	42.5
Current portion of long-term debt	2.1	77.1
Total Current Liabilities	290.3	368.0

LONG-TERM DEBT, NET OF CURRENT PORTION	306.3	307.5
DEFERRED INCOME TAXES	42.2	45.2
OTHER NONCURRENT LIABILITIES	43.8	48.8

STOCKHOLDERS’ EQUITY:
Preferred Stock, $0.10 par value; 5,000,000 shares authorized; no shares issued or outstanding	—	—
Class A Common Stock, $0.10 par value; 80,000,000 shares authorized; 1 vote per share; issued and outstanding: 28,634,412 shares at June 30, 2013 and 28,673,639 shares at December 31, 2012	2.9	2.9
Class B Common Stock, $0.10 par value; 25,000,000 shares authorized; 10 votes per share; issued and outstanding: 6,588,680 shares at June 30, 2013 and at December 31, 2012	0.6	0.6
Additional paid-in capital	459.1	448.7
Retained earnings	513.5	498.1
Accumulated other comprehensive loss	(22.9)	(10.8)
Total Stockholders’ Equity	953.2	939.5
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,635.8	$1,709.0

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in millions, except per share information)

(Unaudited)

	Second Quarter Ended		Six Months Ended
	June 30,	July 1,	June 30,	July 1,
	2013	2012	2013	2012
Net sales	$371.3	$367.4	$733.4	$728.6
Cost of goods sold	237.6	237.0	470.2	469.7
GROSS PROFIT	133.7	130.4	263.2	258.9
Selling, general and administrative expenses	96.1	96.0	195.1	196.2
Restructuring and other charges, net	2.0	1.2	4.2	2.9
OPERATING INCOME	35.6	33.2	63.9	59.8
Other (income) expense:
Interest income	(0.2)	(0.2)	(0.3)	(0.4)
Interest expense	5.5	6.1	11.5	12.3
Other expense (income), net	1.4	—	1.4	(0.9)
Total other expense	6.7	5.9	12.6	11.0
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	28.9	27.3	51.3	48.8
Provision for income taxes	10.0	9.1	16.3	15.1
NET INCOME FROM CONTINUING OPERATIONS	18.9	18.2	35.0	33.7
Income from discontinued operations, net of taxes	—	0.3	—	0.5
NET INCOME	$18.9	$18.5	$35.0	$34.2

BASIC EPS
Net income per share:	$0.53	$0.50	$0.99	$0.92
Continuing operations
Discontinued operations	—	0.01	—	0.01

NET INCOME	$0.53	$0.51	$0.99	$0.93
Weighted average number of shares	35.5	36.5	35.5	36.7
DILUTED EPS
Net income per share:
Continuing operations	$0.53	$0.50	$0.98	$0.92
Discontinued operations	—	0.01	—	0.01
NET INCOME	$0.53	$0.51	$0.98	$0.93
Weighted average number of shares	35.6	36.6	35.6	36.8
Dividends per share	$0.13	$0.11	$0.24	$0.22

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in millions)

(Unaudited)

	Six Months Ended
	June 30,	July 1,
	2013	2012
OPERATING ACTIVITIES
Net income	$35.0	$34.2
Income from discontinued operations, net of taxes	—	0.5
Net income from continuing operations	35.0	33.7
Adjustments to reconcile net income from continuing operations to net cash provided by (used in) continuing operating activities:
Depreciation	17.2	16.5
Amortization of intangibles	7.5	8.3
Stock-based compensation	3.9	2.5
Deferred income tax benefit	(1.8)	(0.5)
(Gain) loss on disposal and impairment of goodwill, property, plant and equipment and other	(0.2)	0.4
Changes in operating assets and liabilities, net of effects from business acquisitions and divestures:
Accounts receivable	(17.4)	(21.2)
Inventories	(17.6)	(9.7)
Prepaid expenses and other assets	(3.7)	(9.3)
Accounts payable, accrued expenses and other liabilities	(1.6)	2.2
Net cash provided by continuing operations	21.3	22.9
INVESTING ACTIVITIES
Additions to property, plant and equipment	(18.0)	(9.6)
Proceeds from the sale of property, plant and equipment	1.4	0.3
Proceeds from sale of asset held for sale	—	0.7
Proceeds from sale of securities	2.1	—
Business acquisitions, net of cash acquired	(1.2)	(17.5)
Net cash used in investing activities	(15.7)	(26.1)
FINANCING ACTIVITIES
Proceeds from long-term debt	—	9.2
Payment of long-term debt	(76.1)	(22.8)
Payment of capital leases and other	(2.0)	(1.2)
Proceeds from share transactions under employee stock plans	3.9	6.0
Tax benefit of stock awards exercised	0.7	0.4
Dividends	(8.5)	(8.2)
Payments to repurchase common stock	(10.0)	(63.2)
Net cash used in financing activities	(92.0)	(79.8)
Effect of exchange rate changes on cash and cash equivalents	(3.5)	(0.8)
Net cash provided by operating activities of discontinued operations	—	1.0
DECREASE IN CASH AND CASH EQUIVALENTS	(89.9)	(82.8)
Cash and cash equivalents at beginning of year	271.8	250.6
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$181.9	$167.8

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(Amounts in millions)

(Unaudited)

Net Sales

	Second Quarter Ended		Six Months Ended
	June 30,	July 1,	June 30,	July 1,
	2013	2012	2013	2012

North America	$224.4	$218.1	$437.4	$425.1
EMEA	138.6	142.8	281.0	292.0
Asia	8.3	6.5	15.0	11.5
Total	$371.3	$367.4	$733.4	$728.6

Operating Income (Loss)

	Second Quarter Ended		Six Months Ended
	June 30,	July 1,	June 30,	July 1,
	2013	2012	2013	2012

North America	$31.5	$26.2	$55.5	$46.1
EMEA	9.8	12.0	20.4	24.8
Asia	2.4	2.1	5.3	3.5
Corporate	(8.1)	(7.1)	(17.3)	(14.6)
Total	$35.6	$33.2	$63.9	$59.8

Intersegment Sales

	Second Quarter Ended		Six Months Ended
	June 30,	July 1,	June 30,	July 1,
	2013	2012	2013	2012

North America	$1.3	$1.2	$2.6	$2.6
EMEA	2.4	2.0	5.1	4.6
Asia	47.5	35.3	89.1	66.4
Total	$51.2	$38.5	$96.8	$73.6

TABLE 1

RECONCILIATION OF GAAP “AS REPORTED” TO THE “ADJUSTED” NON-GAAP

EXCLUDING THE EFFECT OF ADJUSTMENTS FOR SPECIAL ITEMS

(Amounts in millions, except per share information)

(Unaudited)

	Second Quarter Ended		Six Months Ended
	June 30,	July 1,	June 30,	July 1,
	2013	2012	2013	2012

Net sales	$371.3	$367.4	$733.4	$728.6

Operating income - as reported	$35.6	$33.2	$63.9	$59.8
Operating margin %	9.6%	9.0%	8.7%	8.2%

Adjustments for special items:
Restructuring and other charges, net	2.0	1.2	4.2	2.9
Acquisition accounting in cost of sales	—	—	—	0.4
Customs settlement	—	—	—	(0.3)
	2.0	1.2	4.2	3.0

Operating income - as adjusted	$37.6	$34.4	$68.1	$62.8
Adjusted operating margin %	10.1%	9.4%	9.3%	8.6%

Net income from continuing operations - as reported	$18.9	$18.2	$35.0	$33.7

Adjustments for special items - tax affected:
Restructuring and other charges, net	1.5	0.9	3.0	1.9
Acquisition accounting	—	—	—	0.3
Customs settlement	—	—	—	(0.9)
	1.5	0.9	3.0	1.3

Net income from continuing operations - as adjusted	$20.4	$19.1	$38.0	$35.0

Continuing operations earnings per share - diluted
Diluted earnings per share - as reported	$0.53	$0.50	$0.98	$0.92
Adjustments for special items	0.04	0.02	0.08	0.03
Diluted earnings per share - as adjusted	$0.57	$0.52	$1.06	$0.95

TABLE 2

RECONCILIATION OF NET CASH PROVIDED BY CONTINUING OPERATIONS TO FREE CASH FLOW

(Amounts in millions)

(Unaudited)

	Six Months Ended
	June 30,	July 1,
	2013	2012

Net cash provided by continuing operations - as reported	$21.3	$22.9
Less: additions to property, plant, and equipment	(18.0)	(9.6)
Plus: proceeds from the sale of property, plant, and equipment	1.4	1.0
Free cash flow	$4.7	$14.3

Net income from continuing operations - as reported	$35.0	$33.7

Cash conversion rate of free cash flow to net income	13.4%	42.4%

TABLE 3

RECONCILIATION OF LONG-TERM DEBT (INCLUDING CURRENT PORTION) TO NET DEBT AND NET DEBT TO CAPITALIZATION RATIO

(Amounts in millions)

(Unaudited)

	June 30,	December 31,
	2013	2012

Current portion of long-term debt	$2.1	$77.1
Plus: Long-term debt, net of current portion	306.3	307.5
Less: Cash and cash equivalents	(181.9)	(271.8)
Net debt	$126.5	$112.8

Net debt	$126.5	$112.8
Plus: Total stockholders’ equity	953.2	939.5
Capitalization	$1,079.7	$1,052.3

Net debt to capitalization ratio	11.7%	10.7%